Exhibit 10.4 (iii)


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                                                         ACCLAIM ENTERTAINMENT
                                                         BNY - BLOCKED ACCOUNT


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          [Letterhead of Otterbourg, Steindler, Houston & Rosen, P.C.]

                                November 22, 1996

Deborah Aschheim, Esq.
Rosenman & Colin
575 Madison Avenue
New York, New York 10022

      Re: Acclaim Entertainment, Inc., et al.

Dear Debra:

      As requested, enclosed is a photocopy of the fully executed Blocked Account Agreement dated November 14, 1996. A copy of the fully executed November 15, 1996 Amendment to Credit Agreement will be forwarded to you under separate cover.

                                    Very truly yours,

                                    /s/ Alan Kardon
                                    --------------------------
                                    Alan Kardon

Attachment


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                            BLOCKED ACCOUNT AGREEMENT

      THIS BLOCKED ACCOUNT AGREEMENT ("Agreement") is made and entered into as of November 14, 1996, by and among THE BANK OF NEW YORK, ("Bank"), ACCLAIM ENTERTAINMENT, INC. ("Company"), and BNY FINANCIAL CORPORATION ("Lender").

      A. Pursuant to that certain Revolving Credit and Security Agreement dated as of January 1, 1993 among Company, certain of its subsidiaries and Lender (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), Lender has agreed to make loans and extend other financial accommodations to Company.

      B. Company has established Account No. 8900320869 with Bank (the "Blocked

Account").

      C. The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Blocked Account and all funds on deposit therein from time to time.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto.

      2. Security Interest; Agency. As collateral security for Company's "Obligations" to Lender under and as defined in the Credit Agreement, Company hereby grants to Lender a present and continuing security interest in (a) the Blocked Account, (b) all contract rights and privileges in respect of the Blocked Account, and (c) all cash, checks, money orders and other items of value of Company constituting payment of any tax refund from any federal, state or local taxing authority, including without limitation, payment of any such tax refund for Company's fiscal year ending August 31, 1996, now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof (collectively, "Receipts"), and all proceeds of the foregoing. Lender hereby appoints Bank as Lender's bailee and pledgee-in-possession for Blocked Account and all Receipts, and Bank hereby accepts such appointment and agrees to be bound by the terms of this Agreement. Company hereby agrees to such appointment and further agrees that Bank, on behalf of Lender, shall be entitled to exercise, upon the written instructions of Lender, any and all rights which Lender may have under the Credit Agreement, "Other Documents", as defined in the Credit Agreement, or under applicable law with respect to the Blocked Account, all Receipts.

      3. Control of Blocked Account. The Blocked Account shall be under the sole dominion and control of Lender and neither Company nor any other person or


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entity, through or under Company, shall have any control over the use of, or any right to withdraw andy amount from, the Blocked Account.

      4. Procedures for Blocked Account. Bank shall follow the following procedures with respect to the Blocked Account and, except as provided in this Agreement, shall take no other action in respect thereof:

            (a) Apply and credit for deposit to the Blocked Account all Receipts from time to time tendered by or on behalf of Company for deposit therein, including without limitation all wire transfers and other payments directed to the Blocked Account.

            (b) Bank shall determine, on each business day, the balance of all available funds on deposit in the Blocked Account and automatically transfer all such funds not later than 10:00 a.m. (New York Time) on such business day to the account designated below, or to such other account as may be agreed upon in writing from time to time by Lender and Company, for application to the Company's Obligations to Lender pursuant to the Credit Agreement (the "Lender Collateral Account"):

                  BNY Financial Corporation
                  1290 Avenue of the Americas
                  New York, New York 10104
                  ABA No. 021000018

                  Account No. 8090653114
                  Name: Acclaim Entertainment, Inc. Collateral Account

Lender shall apply such funds as follows: first, to the payment of $15,00,000 of Company's Obligations to Lender then outstanding, second, to the payment of Overformula Amount, as defined in the Credit Agreement, then outstanding, third, to the establishment of a reserve for Company's Obligations to Lender in an amount equal to ten percent (10%) of the aggregate amount of Receivables, as defined in the Credit Agreement, then outstanding, and the balances of such funds, if any, shall, provided there is no Event of Default, as defined in the Credit Agreement, then existing, be paid by Lender to Company.

      5. Statements and Other Information. Bank shall send to Lender copies of all returned and dishonored Receipts promptly upon Bank's receipt thereof, and upon Lender's request Bank shall provide Lender with copies of the regular monthly bank statements provided to Company and such other information relating to the Blocked Account as shall reasonably be requested by Lender. Bank shall also deliver a copy of all notices and statements required to be sent to Company pursuant to any agreement governing or related to the Blocked Account to Lender at such times as provided therein.


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      6. Fees. Company agrees to pay on demand all usual and customary service charges, transfer fees and account maintenance fees (collectively, "Fees") of Bank in connection with the Blocked Account. In the event Company fails to timely make a payment to Bank of any Fees, Bank may thereafter exercise its right of set-off against the Blocked Account for such amounts. Lender shall not have any responsibility or liability for the payment of any Fees.

      7. Uncollected Funds. If any Receipts deposited in the Blocked Account are returned unpaid or otherwise dishonored Bank shall have the right to charge any and all such returned or dishonored items against the Blocked Account or to demand reimbursement therefor directly from Company.

      8. Set-off. Bank hereby agrees that, prior to the effective date of a termination of this Agreement, Bank will not exercise or claim any right of set-off or banker's lien against the Blocked Account or any Receipts on deposit therein, and Bank hereby further waives until such date any such right or lien which it may have against any Receipts deposited in the Blocked Account, except to the extent expressly set forth in paragraphs 6 and 7 above.


      9. Exculpation of Bank; Indemnification by Company. Company and Lender agree that Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or, unless occasioned by the gross negligence or willful misconduct of the Bank, for indirect, special or consequential damages. Company agrees to indemnify Bank and hold it harmless from and against any and all claims, other than those caused by the gross negligence or willful misconduct of Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by Bank through the use of any account at Bank pursuant to the procedures provided for or contemplated by this Agreement.

      10. Termination. This Agreement may be terminated by Company only upon delivery to Bank of a written notification thereof jointly executed by Company and Lender. This Agreement may be terminated by Lender at any time, with or without cause, upon its delivery of written notice thereof to each of Company and Bank. This Agreement may be terminated by Bank at any time on not less than 30 days prior written notice delivered to each of Company and Lender. Upon delivery or receipt of such notice of termination to or by Bank, Bank will: (a) immediately transmit to the Lender Collateral Account (i) all funds, if any, then on deposit in, or otherwise to the credit of, the Blocked Account, and (ii) upon receipt, all funds


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received after such notice for deposit in, or otherwise to the credit of, the
Blocked Account; and (b) deliver directly to Lender all Receipts consisting of checks, money orders, drafts and other instruments or items of value, whether then in the possession of Bank or received by Bank after such notice, without depositing such Receipts in the Blocked Account or any other account. The provisions of paragraphs 2, 3 and 8 shall survive termination of this Agreement unless and until specifically released by Lender in writing. All rights of Bank under paragraphs 6, 7 and 9 shall survive any termination of this Agreement.

      11. Irrevocable Agreements. Company acknowledges that the agreements made by it and the authorizations granted by it in paragraph 2, 3, and 4 hereof are irrevocable and that the authorizations granted in paragraphs 2, 3 and 4 hereof are powers coupled with an interest.

      12. Notices. All notices, requests or other communications given to Company, Lender or Bank shall be given in writing (including by facsimile) at the address specified below:


            Lender:     BNY Financial Corporation
                        1290 Avenue of the Americas
                        New York, New York 10104
                        Attention: Robert P. Grbic
                        Telephone: (212) 408-7292
                        Facsimile: (212) 408-4384

            Bank:       The Bank of New York
                        101 Barclay Street
                        New York, New York 10286
                        Attention: Michelle Allan
                        Telephone: (212) 815-4852
                        Facsimile: (212) 815-3928

            Company:    Acclaim Entertainment Inc.
                        One Acclaim Plaza
                        Glen Cove, New York
                        Attention: Mark Hattendorf
                        Telephone: (516) 856-5000
                        Facsimile: (516) 856-2039

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this paragraph 12. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this paragraph 12 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery,


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addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this paragraph 12.

      13. Miscellaneous.

            (a) This Agreement may be amended only by a written instrument executed by Lender, Bank, and Company acting by their respective duly authorized representatives.

            (b) This Agreement shall be binding upon and shall issue to the benefit of the parties hereto and their respective successors and assigns, but neither Company nor Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of Lender. This Agreement may be assigned by Lender only in connection with the assignment by Lender of the Credit Agreement.

            (c) This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (d) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

      IN WITNESS WHEREOF, each of the parties has executed and delivered this Blocked Account Agreement as of the day and year first above set forth.

                                        ACCLAIM ENTERTAINMENT, INC.

                                        By: /s/ J. Mark Hattendorf
                                            --------------------------
                                        Title: EXEC V.P. & CFO

                                        THE BANK OF NEW YORK

                                        By: /s/ Frank J. Wang (2754)
                                            --------------------------
                                        Title: Vice President

                                        BNY FINANCIAL CORPORATION

                                        By: /s/ Robert Grbic
                                            --------------------------
                                        Title: SVP


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